Exhibit 99.1
FOR IMMEDIATE RELEASE
Lam Research Corporation Contact:
Carol Raeburn, Senior Director, Investor Relations, phone: 510/572-4450, e-mail:
carol.raeburn@lamresearch.com
Lam Research Corporation Announces Earnings for the Quarter Ended September 28, 2008
FREMONT, Calif., October 22, 2008 —Lam Research Corporation (NASDAQ: LRCX) highlights for the September 2008 quarter were:

(in thousands, except per share data and percentages)
• Revenue:		$440,361

• Operating Margin:	U.S. GAAP:	3.8%	Ongoing:	8.2%

• Net Income:	U.S. GAAP:	$8,873	Ongoing:	$32,635

• Diluted EPS:	U.S. GAAP:	$0.07	Ongoing:	$0.26
Lam Research Corporation today announced earnings for the quarter ended September 28, 2008. Revenue for the period was $440.4 million, gross margin was $183.1 million and net income was $8.9 million, or $0.07 per diluted share, compared to revenue of $566.2 million, gross margin of $234.7 million and net income of $72.2 million, or $0.57 per diluted share for the June 2008 quarter. Shipments for the September 2008 quarter were $345 million compared to $495 million during the June 2008 quarter.
The Company’s ongoing results for the September quarter exclude certain costs for restructuring activities and asset impairments related to the integration of SEZ, net tax expense on accelerated tax planning strategy, and interest on the tax liability associated with the outcome of our previously disclosed voluntary internal stock option review. The Company’s June 2008 quarter excluded certain SEZ integration costs, a net foreign tax benefit, foreign currency gains on the purchase of SEZ, and costs associated with our voluntary internal stock option review. Management uses the presentation of ongoing gross margin, ongoing operating income, ongoing net income, and ongoing diluted earnings per share to evaluate the Company’s operating and financial results. The Company believes the presentation of ongoing results is useful to investors for analyzing ongoing business trends and comparing performance to prior periods, and enhances the investor’s ability to view the Company’s results from management’s perspective. A table presenting a reconciliation of ongoing results to results under U.S. GAAP is included at the end of this press release and on the Company’s web site.
Ongoing net income was $32.6 million, or $0.26 per diluted share in the September 2008 quarter compared to ongoing net income of $75.8 million, or $0.60 per diluted share, for the June 2008 quarter. Ongoing gross margin for the September 2008 quarter was $186.2 million or 42.3%, compared to ongoing gross margin of $247.3 million, or 43.7%, for the June 2008 quarter. The sequential decline in gross margin was primarily due to reduced factory utilization levels consistent with reduced business activity. Ongoing operating expenses for the September 2008 quarter decreased to $149.9 million compared with the June 2008 quarter of $160.7 million. This decrease was primarily due to savings realized from the June quarter restructuring activities and a significant decrease in all-employee variable compensation on lower profit levels.
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Lam Announces Earnings for the September 2008 Quarter
The geographic distribution of shipments and revenue during the September 2008 quarter is shown in the following table:

Region	Shipments	Revenue
North America	15%	15%
Europe	11%	10%
Japan	18%	17%
Korea	29%	27%
Asia Pacific	27%	31%
Cash and cash equivalents, short-term investments and restricted cash and investments balances remained at approximately $1.2 billion at the end of the September 2008 quarter, similar to the level at the end of the June 2008 quarter. Cash flows from operating activities were approximately $43 million during the September quarter. Deferred revenue and deferred profit balances at the end of the September 2008 quarter were $103.5 million and $76.4 million, respectively. At the end of the September 2008 quarter, the anticipated future revenue value of orders shipped to Japanese customers that was not recorded as deferred revenue was approximately $41 million.
“Our September quarter results reflect the challenging environment for semiconductor equipment and the worsening conditions throughout the global economy,” said Steve Newberry, Lam’s president and chief executive officer. “While the length and volatility of this downturn are unpredictable at this time, we remain focused on our ability to deliver long term sustainable growth while implementing appropriate actions consistent with our shorter term financial objectives. We are managing through the current weakness by making effective use of our strong balance sheet and significant cash position to make targeted, strategic investments while also prudently managing our operating expense structure. We believe these efforts will help us emerge from the present environment in a strong position to enable future revenue and profit growth,” Newberry concluded.
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Lam Announces Earnings for the September 2008 Quarter
Statements made in this press release which are not statements of historical fact are forward-looking statements and are subject to the safe harbor provisions created by the Private Securities Litigation Reform Act of 1995. Such forward-looking statements relate, but are not limited, to our future plans and areas of focus, our expectations for our ability to deliver long term growth, our belief that our efforts will help us emerge from the current environment in a strong position to enable future revenue and profit growth, and the future revenue value of orders shipped to Japanese customers. Some factors that may affect these forward-looking statements include: changing business conditions in the semiconductor industry and the overall economy and the efficacy of our plans for reacting to those changes, changing customer demands, and the challenges presented by our new products and the integration of acquired businesses and technologies into our existing business. These forward-looking statements are based on current expectations and are subject to uncertainties and changes in condition, significance, value and effect as well as other risks detailed in documents filed with the Securities and Exchange Commission, including specifically the report on Form 10-K for the year ended June 29, 2008, which could cause actual results to vary from expectations. The Company undertakes no obligation to update the information or statements made in this press release.
Lam Research Corporation is a major provider of wafer fabrication equipment and services to the world’s semiconductor industry. Lam’s common stock trades on The NASDAQ Global Select Market SM under the symbol LRCX. Lam is a NASDAQ-100 ® company. For more information, visit www.lamresearch.com.
Consolidated Financial Tables Follow
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Lam Announces Earnings for the September 2008 Quarter
LAM RESEARCH CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share data and percentages)
(unaudited)

	Three Months Ended
	September 28,	June 29,	September 23,
	2008	2008	2007
Total revenue	$440,361	$566,160	$684,621
Cost of goods sold	254,203	318,900	340,734
Cost of goods sold — restructuring and asset impairments	3,048	12,610	—

Total cost of goods sold	257,251	331,510	340,734
Gross margin	183,110	234,650	343,887
Gross margin as a percent of revenue	41.6%	41.4%	50.2%
Research and development	81,563	86,652	76,288
Selling, general and administrative	69,060	77,704	69,713
Restructuring and asset impairments	15,968	6,366	—

Total operating expenses	166,591	170,722	146,001

Operating income	16,519	63,928	197,886
Operating margin as a percent of revenue	3.8%	11.3%	28.9%
Other income, net	9,017	10,344	7,633

Income before income taxes	25,536	74,272	205,519
Income tax expense	16,663	2,094	56,931

Net income	$8,873	$72,178	$148,588

Net income per share:
Basic net income per share	$0.07	$0.58	$1.20

Diluted net income per share	$0.07	$0.57	$1.18

Number of shares used in per share calculations:
Basic	125,527	125,046	124,057

Diluted	126,819	126,657	126,358

Lam Announces Earnings for the September 2008 Quarter
LAM RESEARCH CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands)

	September 28,	June 29,
	2008	2008
	(unaudited)	(1)
ASSETS
Cash and cash equivalents	$745,432	$732,537
Short-term investments	313,803	326,199
Accounts receivable, net	311,633	412,356
Inventories	272,215	282,218
Deferred income taxes	95,186	96,748
Other current assets	69,983	67,649

Total current assets	1,808,252	1,917,707
Property and equipment, net	230,377	235,735
Restricted cash and investments	156,148	146,072
Deferred income taxes	33,762	19,793
Goodwill and intangible assets	374,538	403,187
Other assets	81,493	84,261

Total assets	$2,684,570	$2,806,755

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities	$533,722	$637,679

Long-term debt and capital leases	$269,256	$276,121
Income taxes payable	94,184	85,611
Other long-term liabilities	21,875	23,400
Minority interests	4,789	5,347
Stockholders’ equity	1,760,744	1,778,597

Total liabilities and stockholders’ equity	$2,684,570	$2,806,755

1	Derived from audited financial statements

Lam Announces Earnings for the September 2008 Quarter
LAM RESEARCH CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)

	Three Months Ended
	September 28,	June 29,	September 23,
	2008	2008	2007
	(unaudited)	(unaudited)	(unaudited)
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$8,873	$72,178	$148,588
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	17,896	19,227	11,239
Deferred income taxes	(12,407)	(4,652)	(10,790)
Equity-based compensation expense	15,408	11,629	10,802
Income tax benefit on equity-based compensation plans	5,039	26,815	35,900
Excess tax benefit on equity-based compensation plans	(4,269)	(21,666)	(21,151)
Net gain on settlement of call option	—	399	—
Restructuring and asset impairments	19,016	18,976	—
Other, net	2,665	(996)	1,377
Changes in operating asset accounts	(9,089)	78,537	46,482

Net cash provided by operating activities	43,132	200,447	222,447

CASH FLOWS FROM INVESTING ACTIVITIES:
Capital expenditures and intangible assets	(15,151)	(18,951)	(14,144)
Acquisitions of businesses, net of cash acquired	(2,427)	(6,918)	—
Net sales (purchases) of available-for-sale securities	6,980	(32,494)	(15,985)
Proceeds from settlement of call option	—	383	—
Transfer of restricted cash and investments	(16,128)	17,233	—

Net cash used for investing activities	(26,726)	(40,747)	(30,129)

CASH FLOWS FROM FINANCING ACTIVITIES:
Principal payments on long-term debt and capital lease obligations	(2,390)	(1,500)	(49)
Net proceeds from issuance of long-term debt	127	1,915	—
Excess tax benefit on equity-based compensation plans	4,269	21,666	21,151
Treasury stock purchases	(2,755)	(3,590)	(9,464)
Reissuances of treasury stock	7,584	1,262	7,301
Proceeds from issuance of common stock	3,150	2,588	6,708

Net cash provided by financing activities	9,985	22,341	25,647

Effect of exchange rate changes on cash	(13,496)	(1,857)	1,236
Net increase in cash and cash equivalents	12,895	180,184	219,201
Cash and cash equivalents at beginning of period	732,537	552,353	573,967

Cash and cash equivalents at end of period	$745,432	$732,537	$793,168

Lam Announces Earnings for the September 2008 Quarter
Reconciliation of U.S. GAAP Net Income to Ongoing Net Income
(in thousands, except per share data and percentages)

	Three Months Ended	Three Months Ended
	September 28,	June 29,
	2008	2008
U.S. GAAP net income	$8,873	$72,178
Pre-tax non-ongoing items:
Restructuring and asset impairments — cost of goods sold	3,048	12,610
Restructuring and asset impairments — operating expenses	15,968	6,366
Voluntary internal stock option review — operating expenses	761	3,669

Foreign exchange gain on SEZ acquisition — other income (expense), net	—	(570)
Net tax benefit on non-ongoing items	(5,325)	(6,141)
Net tax benefit on successful resolution of certain foreign tax matters	—	(12,275)
Net tax expense on accelerated tax planning strategy	9,310	—

Ongoing net income	$32,635	$75,837

Ongoing net income per diluted share	$0.26	$0.60

Number of shares used for diluted per share calculation	126,819	126,657
U.S. GAAP income tax rate	65.3%	2.8%
Ongoing income tax rate	28.0%	21.3%
Reconciliation of U.S. GAAP Gross Margin, Operating Expenses and Operating Income to Ongoing Gross Margin, Operating
Expenses and Operating Income
(in thousands, except percentages)

	Three Months Ended	Three Months Ended
	September 28,	June 29,
	2008	2008
U.S. GAAP gross margin	$183,110	$234,650
Pre-tax non-ongoing items:
Restructuring and asset impairments — cost of goods sold	3,048	12,610

Ongoing gross margin	$186,158	$247,260

U.S. GAAP gross margin as a percent of revenue	41.6%	41.4%
Ongoing gross margin as a percent of revenue	42.3%	43.7%
U.S. GAAP operating expenses	$166,591	$170,722
Pre-tax non-ongoing items:
Restructuring and asset impairments — operating expenses	(15,968)	(6,366)
Voluntary internal stock option review — operating expenses	(761)	(3,669)

Ongoing operating expenses	$149,862	$160,687

Ongoing operating income	$36,296	$86,573

Ongoing operating income as a percent of revenue	8.2%	15.3%